EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 16, 2005 on the financial statements of Newport International Group, Inc. for the years ended December 31, 2004 and 2003 included in the registration statement on Form SB-2 of Newport International Group Inc., and to the reference to our firm under the heading "Experts" in the prospectus.

                                        /s/ Sherb & Co., LLP
                                        SHERB& CO., LLP.

Boca Raton, Florida
March 1, 2005